Green EnviroTech Holdings, Corp.

Rights Agreement

With Black Lion Oil Limited

This is an agreement entered into between Green EnviroTech Holdings, a Delaware company, (hereafter GETH), and Black Lion Oil Limited. a company formed under the laws of Ireland, (hereafter Black Lion)

GETH is an energy and technology company with the primary focus on generating fuel from waste plastic and rubber material. GETH has developed and owns a process that converts certain waste material into high-grade oil and other by-products, specifically steel, carbon and syngas. (This process is set forth and fully described in the attached Exhibit A.)

Black Lion is an Irish Company specifically formed to focus on emerging energy technology that has broad applications. Black Lion has the resources to obtain and recruit both capital and management to further develop early phase technologies. Accordingly, Black Lion is desirous to acquire rights to the GETH process for certain defined markets as set forth in Exhibit B attached.

Therefore, both parties agree as follows:

GETH will hereby grant to Black Lion the rights to the waste to oil process (GETH Process) in the territories as so set forth in the attached Exhibit B. Black Lion will then pay a royalty to Green EnviroTech Holdings Corp. of ten percent (10%) of the gross of the finished products’ sales from the operation of the GETH Process as further defined in Exhibit A. The parties further agree that Black Lion has the obligation to install and operate a defined number of plants over a period of time in the territories as set forth in Exhibit C. A GETH Process System consists of pre-processing equipment, two oil conversion systems, two secondary distillation systems, two chloride removal systems and associated storage containers. A GETH Plant is defined as an operating facility consisting of two GETH Systems. The failure by Black Lion to comply with the installation schedule for the designated number of Plants as set forth in Exhibit C will convert the companies’ rights from exclusive to non-exclusive upon reaching an initial threshold installation of two Plants per region within the first two years. If the initial threshold, by region is not met by Black Lion then its rights in the undeveloped territory can be terminated by written notice by GETH and at the sole discretion of GETH. Subject to meeting the requirements and thresholds as set forth in the attached exhibits, GETH will grant Black Lion  the rights to the GETH Process for a period of 20 (twenty) years effective the date of signature by both parties. The parties agree to negotiate in good faith for a renewal of an additional 20 (twenty) years by specific territory and the specific implementation of the GETH process.

Prohibitions:

Black Lion agrees that they will not be involved with a similar system or a similar function of, otherwise compete, or interfere with the conversion of plastic and rubber to oil.

Either directly or indirectly;

a)

Seek customers for any finished products of the GETH Process outside the defined territory, as set forth in Exhibit B.

b)

Establish any brand or distribution of product for sale outside of the territory.

c)

Sell or supply any products to persons outside the defined territory or to persons who, so far as Black Lion ought to be aware, will sell the product outside the territory.

d)

Register or attempt to register any Intellectual property rights of GETH or use any name or trademark of GETH except as explicitly permitted by GETH.

e)

At any time after  making the Agreement divulge confidential information in relation to the business of GETH or the composition or method of production of the GETH Process except and in so far as is essential to the employees of Black Lion  within its territory.

Termination;

GETH shall have the right by giving written notice to  Black Lion  to terminate the Agreement on the occurrence of any of the following events if:

a)

Black Lion fails to comply with the material targets requirements as set forth in Exhibit C.

b)

If Black Lion ceases to do business, becomes unable to pay its debts or is deemed insolvent.

Governing Law;

This agreement will be governed as to validity, interpretation and construction by the laws of the State of California. The parties agree that any legal action on proceedings arising out or relating to this agreement shall be brought in the courts of the State of California.

Representations;

The parties each respectively represent and warrant that they have full right power and authority to enter into the agreement and perform all of its obligations hereto.

Validity;

In case any term of this Agreement is held invalid, illegal or unenforceable, in whole or in part, the validity of any other terms of this agreement will not in any way be affected thereby.

Counterparts;

This Agreement may be executed in counterparts and each of such counterparts will be deemed an original.

Notice;

All notices will be in writing and will be confirmed to who it is addressed at the following addresses:

Green EnviroTech Holdings, Corp.

Gary M. De Laurentiis

P.O. Box 692

Riverbank, CA 95627

Office - 209-881-3523

Black Lion Oil Limited

Michael S Riley

92/93 St. Stephens Green

Dublin, D2 Ireland 353-1669-7670

Corporate Registration # 528 354

Agreed between the parties on this  1st  day of  June 201

_________________________________

Gary M. De Laurentiis

CEO

Green  EnviroTech  Holdings, Corp.

________________________________

Michael S Riley

Managing Director

Black Lion Oil Limited.

Exhibit A

Green EnviroTech Holdings, Corp.

Twin Reactor Pyrolysis Converting System (GETH Process)

Process description over view:

The tires and plastic to oil process is composed of a combination of three processes that have been placed in line so that they operate as one complete system. These processes will be further described throughout the narrative. The first system is the Pyrolysis Induction system. This converts tire and plastic feedstock into sweet crude oil. The second system is what is called a secondary distillation process. This equipment is directly hooked up to the Pyrolysis converter and flows oil into a secondary reactor, then through the distillation process to further refine the oil. This is accomplished by running the oil through a secondary heat signature. The last piece of equipment is the Catalyst filtration system. The oil is directly hooked up to this system; the oil is re-heated to 500 deg F and is then processed through a catalyst media that removes any residual organic chloride. From here the oil is moved into the finished product storage vessels.

Pyrolysis System

Equipment Description:

The Twin Reactor system consists of two rotational reactor chambers that are operated via an Electrical Heated Induction process. Each reactor is operated independently. The system is controlled by a semi-computerized process controller that monitors heat at three different zones on the reactor. As the feed stock material temperature rises it turns into a vaporous gas, which in turn moves through a separation chamber. At the separation chamber there are four specific activities that take place. The first stage of feed stock vaporization. This takes place around 700 deg F. Oil that is heavier than air is released to a contained reservoir that stores the heavy oil; the second stage  “light oil” is fully vaporized and is moved to the condensing vessels where it turns into light sweet crude oil. The third and last by product that is emitted from the separator is carbon black that is released through a valve gate at the bottom of the separator. The carbon black goes into a contained storage vessel, which is sealed so that the carbon black is fully captured without it becoming air borne. Once the gases are fully vaporized and condensed into oil it is move onto the main storage vessel. The last by product is residual gases that are processed through a filtration process to clean in residual carbon; the gas is then compressed into LPG storage vessels.The entire process is a closed loop system that contains and processes vapor’s and gases throughout the entire process. At no time are there any gases or vapors emitted into the atmosphere. The reactor chamber hatch is closed and sealed throughout the entire process cycle; it is only opened once all of the vapors and gases have been evacuated from the reactor chamber. There is a main check valve in place between the reactor and the separator that prevents any gases or vapors from flowing back into the reactor chamber. All the by-products are separated into their own specific storage vessels until they are shipped. All products will be shipped by certified transporters. The transporters have all the necessary pumps and valve systems to eliminate any vapors or emissions from being released into the atmosphere during tanker loading process.

Reactor heating:

The reactor is heated by an Electrical Induction Heating generator that is powered by 360V 600amp 3 Phase power supply. By using an electrical induction heating source there are no any residual vapors being emitted into the atmosphere.

Cooling System:

The Induction Heating Generator and distillation system is cooled by a water cooling system. This system may be one of two types of systems. It can be a water evaporation system (tower system), or a chilled water system. In either case both systems are closed loop and have no direct contact with vaporized oil, or it’s by products.

Handling of finished product and -by products:

There are three specific by products in the processing of used tires, and or plastic feed stock. The first is feed stock being heated to a point where the gases vaporize, and then subsequently distilled into oil. The second is char or carbon- this is the residual of the feedstock that remains and is not converted to oil. The third are the vaporized gases that are not distilled and processed through the oil distillation process. The “Syn-gas” passes through the gas scrubbers and is converted to LPG. The fourth (with tire feed stock) is steel that is left in the reactor chamber after the entire process completes its full cycle. The oil is processed through the distillation process that is totally self-contained in a closed loop system without any outlets that would allow escape of vapors or gases to the atmosphere. The Syn-gas is also a closed loop process without any outlets that would allow gases to escape to the atmosphere.

Containment of gases, or vapors;

There are two key valves that contain any possible escape of gases and or vapors. The first valve is between the reactor outlet tube and the vapor / gas separator. This valve is opened when the feed stock is in a vapor or gas flux, and then closed once the cycle is completed and all residual gases are evacuated from the reactor chamber( this is accomplished by injecting a nitrogen purge into the reactor), at which time the door to the chamber can be opened. The nitrogen is passed all the way through the Syn gas filters. The second valve is located at the outlet of the oil-shippingreservoir. This valve is closed at all times unless oil is being pumped into a rail car or tanker trailer. Both of these valves are EPA approved valves that ensure integrity of not allowing gases or vapors to escape.

Syn Gas production;

Syn gas is one of the by-products of the Pyrolysis process. The “Syn Gas” is processed through a series of activated charcoal filters. The filters remove any residual impurities before the gas is compressed into the storage vessel. These charcoal filters that are changed annually. Once the Syn gas passes through the filtration process it then moves through a compression system that converts it into LPG and is stored in a pressurized storage container rated for LPG storage until it is transferred to a transportation vehicle for resale.

System Preventative Maintenance (PM)

There are some very specific PM that most take place. Some of these PM’s vary from daily activities to monthly or quarterly activities. These are all conducted per the equipment's PM manual. The key PM is the cleaning of the reactor internal walls. This is done once a month. The task requirement is to remove any residual carbon that is attached to the reactor walls which is scraped off with a wire brush or spatula. The residual carbon is left in the reactor where it is processed out as carbon on the subsequent production cycle. The other key PM is the cleaning of the distillation chambers. The method here is to unbolt the top cover and to use the provided bristle brush and to remove any build up from inside the distillation tubes and then to swab them with clean rags. This process is repeated for the cooling tubes in the condenser. Any used rags are placed in a storage container and removed by a certified company. Cooling system is checked daily to ensure that the proper Ph levels are maintained to ensure that no algae is formed in the water or in the reservoir walls

Air Quality;

Air quality is monitored via a gas analyzer to ensure that there are not any potential gas leaks. The air sampling will be conducted as per established air quality monitoring procedure outlined in the air sampling process. All air-sampling records will be maintained as prescribed in air quality procedure. In addition, subject to review by the corporate air quality officer, and or air quality agency. All issues will be addressed, and corrective action handled as per the corporate air quality procedure.

Conclusion;

The construction of the entire Pyolysis conversion system is designed to be operated so that at no time during the operation the system will allow any vapors, gases, or odors be emitted to the atmosphere. All lead process operators are trained and certified on the proper and safe operation of all process equipment. At no time will any EPA emission guideline be violated or permitted to be violated.

Equipment Hardware;

All motors, temperature controllers, timers, and switches are CE certified. All pressure vessels are ASTM rated and have been pressure tested to a proof pressure as per ASTM requirements. Flanges and valves meet ASTM standards.

Secondary Distillation Systems;

Secondary Distillation System is a similar Electrical heating induction system as the Pyrolysis Reactor system. The Secondary distillation system is used to further refine the sweet crude oil by processing it through a secondary heating process. Its operating temperature is at 500 deg F. The key to the secondary distillation is that it reduces the Iron and Organic Chloride levels to an acceptable level. The iron and organics remain in the distillation tubes. As with the Pyrolysis system there is a small percentage of syn gas that is produced and is processed into LPG.

System PM’s;

PM is conducted as prescribed by the manufacture. Reactor and distillation vessels are cleaned by utilizing prescribed bristle brushes and swabbing towels. Residual material build up from distillation vessels are mainly deposits left from water build up in the cooling tubes and oil film left on the sidewalls of the distillation tubes. Spent cleaning materials are stored in drums and disposed of by certified safety disposal companies. Charcoal filters for the syn gas system are replaced once a year. Spent charcoal is placed into 55-gallon drums and taken away by a certified safety disposal company.

Air Quality;

The secondary distillation system is a closed loop system. The entire system has been tested for any emission leaks and no emission leaks were found.

Catalyst Filtration System;

The catalyst chloride removal filtration system is specifically designed to remove residual organic chloride. The system is a closed loop system that has zero emissions. Oil at the inlet is heated to 500 deg F; it enters the first vessel at 50-psi, passes over the media that is the absorbent that removes the organic chloride. The oil passes through a second media vessel that removes additional organic chloride. At the outlet the organic chloride level is less the 2.5 ppm.

System PM;

The Catalyst Filtration System has weekly and monthly PM as prescribed by the manufacturer. The absorbent media must be replaced once a year as prescribed by the manufacture of the media. The spent media is removed and placed into 55-gallon drums and taken away by a certified Safety disposal company.

Attachments;

a)

Process flow diagram

b)

Equipment layout

Exhibit B – Territories

Region 1

European Union

Austria

Belgium

Bulgaria

Cyprus

Czech Republic

Denmark

Estonia

Finland

*France

*Germany

Greece

Hungary

*Ireland

Italy

Latvia

Lithuania

Luxembourg

Malta

Netherlands

Poland

Portugal

Romania

Slovakia

Slovenia

Spain

Sweden

*United Kingdom

-11--

Region 2

Middle East

*Egypt

*Turkey

*Iraq

*Saudi Arabia

*Jordan

*UAE

*Kuwait

Exhibit B – Territories

Region 3

South America

Colombia

*Brazil

Argentina

Venezuela

Peru

Chile

Ecuador

Bolivia

Paraguay

Uruguay

Guyana

Suriname

French Guiana

Falkland Islands

Region 4

Central America

Belize

Costa Rica

El Salvador

Guatemala

Honduras

Nicaragua

Panama

Region 5

*Mexico

Region 6

Canada

Region 7

South Africa

Region 8

*USVI

*These are the Initial Exclusive Territories subject to the Rights Agreement.  If, after 24 months from the date of the execution of the Rights Agreement, certain performance criteria is met, which shall be agreed upon in advance the management, the next block of Territories can be approved (“Secondary Exclusive Territories”  The parties will then agree upon performance criteria for those SecondaryTerritories, and if met, the remaining Territories will become subject to the Rights Agreement.

Region 1	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6
Austria					1
Belgium				1
Bulgaria			1
Cyprus
Czech Republic						1
Denmark						1
Estonia
Finland						1
France		1		1
Germany		1		1		1
Greece			1
Hungary						1
Ireland	1
Italy			1	1	1
Latvia
Lithuania
Luxembourg
Malta
Netherlands
Poland			1
Portugal					1
Romania
Slovakia			1
Slovenia			1
Spain		1
Sweden					1
United Kingdom		1	1

Total	1	4	7	4	4	5
Cumulative Total		5	12	16	20	25

Region 2	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6
Egypt		1
Turkey		1		1		1

Iraq			1
Saudi Arabia					1
Jordan				1
UAE		1
Kuwait				1
Total	0	3	1	3	1	1
Cumulative Total		3	4	7	8	9

Region 3	Year 1	Year 2	Year 3	Year 4	Year 5
Brazil		1
Colombia			1
Argentina			1
Venezuela				1
Peru					1
Chile					1
Ecuador
Bolivia
Paraguay		1		1
Uruguay		1		1
Guyana			1
Suriname
French Guiana		1
Falkland Islands (UK)			1	1	1

Total	0	4	4	4	3
Cumulative Total		4	8	12	15

Regions 4,5,6,7,8	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6

Region 4
Belize					1
Costa Rica				1
El Salvador			1
Guatemala
Honduras

Nicaragua
Panama						1

Region 5
Mexico		1	1	1	1

Region 6
Canada		1		1	1

Region 7
South Africa			1			1

Region 8
USVI		1

Total	0	3	2	2	2	1
Cumulative Total		3	5	7	9	10